    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1999
                                                      REGISTRATION NO. 333-75675
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------



                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                           COVENTRY HEALTH CARE, INC.
             (Exact name of Registrant as specified in its charter)



                                -----------------


              DELAWARE                            6324                        52-2073000
    (State or other jurisdiction of   (Primary Standard Industrial         (I.R.S. Employer
     incorporation or organization)    Classification Code Number)        Identification No.)


                         6705 ROCKLEDGE DRIVE, SUITE 900
                            BETHESDA, MARYLAND 20817
                                 (301) 581-0600
 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)


                             SHIRLEY R. SMITH, ESQ.
                           COVENTRY HEALTH CARE, INC.
                         6705 ROCKLEDGE DRIVE, SUITE 900
                            BETHESDA, MARYLAND 20817
                                 (301) 581-0600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                -----------------



                                    Copy to:
                               SIDNEY TODRES, ESQ.
                          EPSTEIN BECKER & GREEN, P.C.
                                 250 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 351-4500
                                -----------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.


                                -----------------



     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plan, please check the following box [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                -----------------



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 Subject to completion, dated December 22, 1999


PROSPECTUS

                           COVENTRY HEALTH CARE, INC.


                          20,355 shares of common stock



                                -----------------


     The 20,355 shares of common stock to which this prospectus relates have been received by the selling shareholders named in this prospectus under the 1998 Performance Incentive Plan of Coventry Health Care, Inc.


     The shares may be sold by the selling shareholders from time to time in transactions on The Nasdaq Stock Market at prices then prevailing, or in negotiated transactions at negotiated prices, or a combination thereof. Coventry will not receive any proceeds from the sale of the shares by the selling shareholders.



                                -----------------



     Coventry's common stock is traded on The Nasdaq Stock Market under the symbol "CVTY." On December17, 1999, the last reported sale price of the common stock on The Nasdaq Stock Market was $6.94 per share.



                                -----------------


   CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS.


                                -----------------



     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                                -----------------


                The date of this prospectus is ___________, 1999

                                TABLE OF CONTENTS


Table of Contents........................................................................2

The Company..............................................................................3

Risk Factors.............................................................................3

Where You Can Find More Information About Us.............................................6

Forward-Looking Statements...............................................................7

Selling Shareholders.....................................................................8

Plan of Distribution.....................................................................9

Legal Matters............................................................................9

Experts..................................................................................9

                                   THE COMPANY


     Coventry is a managed health care company that provides comprehensive health benefits and services to a broad cross section of employer and government-funded groups in the Midwest, Mid-Atlantic and Southeastern United States.


     Coventry was incorporated under the laws of the State of Delaware on December 17, 1997. Its executive offices are located at 6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817 (telephone no. 301-581-0600).


                                  RISK FACTORS



     You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.



     Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Further, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.



IF WE ARE UNABLE TO INCREASE OUR REVENUES, WE MAY NOT BE PROFITABLE AND THE VALUE OF YOUR INVESTMENT MAY DECLINE.



     Increases in our revenues will be generally dependent upon our ability to increase premiums and membership. Premium rates for managed care plans generally have increased in recent months, but we could experience unforeseen decreases or severely limited increases in future premium revenues, which could impact our profitability. Factors that could affect our ability to maintain or increase premium revenues include (1) loss of membership to our competitors, (2) failure to attract new members, (3) inability to increase premiums due to regulatory restrictions (4) loss of membership due to increased premium rates, (5) withdrawal from unprofitable markets, and (6) consumer preferences for lower priced health care options. Currently, the majority of our premium revenues come from commercial employer contracts. Large customers, whose contracts are generally renewable each year, represent a significant percentage of the membership of one or more of our health plans and twenty percent (20%) of our overall membership. The loss of one or more of these customers could result in a material adverse effect on our future revenues and our ability to cover expenses. Also, 27.5% of our premium revenues to date in 1999 were derived from governmental programs, including Medicare and Medicaid. These premiums are generally fixed by the government and we cannot adjust them based on our anticipated costs. Recent legislation has limited Medicare premium increases substantially as compared to increases permitted in prior years. As a result, the future costs of our government programs could exceed the future premium revenues received. These losses of premium revenues and membership could adversely affect our financial position and profitability and cause a decline in the value of your investment in Coventry.



LIMITATIONS ON OUR ABILITY TO PROJECT ACTUAL HEALTH CARE COSTS COULD RESULT IN COSTS BEING HIGHER THAN PREMIUM REVENUES, WHICH COULD ADVERSELY AFFECT YOUR INVESTMENT IN COVENTRY.



     We expect to use a substantial portion of our revenues to pay the costs of health care services and supplies delivered to our membership. The total cost incurred by us is affected by the number of individual services rendered and the cost of each service. A large part of the premium revenue is set on an annual basis before the actual services are delivered and the related costs are incurred. The number of individual services rendered and the cost of each service affect our total health care costs. While we attempt to base the premiums we charge, at least in part on our estimate of expected health care costs over the fixed premium period, other factors may limit our ability to fully base premiums on estimated costs and could cause actual health care costs to exceed estimated health care costs. These factors could include (1) the increased cost of individual health care services, (2) the type and number of individual health care services delivered exceeding our expectations, (3) the occurrence of catastrophes or epidemics, (4) seasonality and trends, (5) general inflation, (6) new mandated benefits or other regulatory changes that increase our costs, (7) operational issues, (8) insured population characteristics, (9) competitive pressures and (10) other unforeseen occurrences. We establish reserves based on estimates of the costs incurred for covered services received by members but not yet reported. Coventry's reserves for incurred-but-not-reported liabilities may fall short of the actual amount of incurred-but-not-reported liabilities. This shortfall could significantly change our results of operations, affect profitability and adversely affect the value of your investment in Coventry. Historically, increases in health care prices and higher than expected use of health care services have caused health care costs to rise faster than general inflation. While these increases have moderated recently, we cannot ensure that the cost of health care services or utilization will not again increase at a more rapid pace. These increases could significantly change our results of operations, affect profitability and adversely affect the value of your investment.



FAILURE TO OBTAIN COST-EFFECTIVE AGREEMENTS WITH A SUFFICIENT NUMBER OF PROVIDERS MAY RESULT IN HIGHER MEDICAL COSTS AND LOSS OF MEMBERSHIP, WHICH COULD CAUSE YOUR INVESTMENT IN COVENTRY TO DECLINE IN VALUE.



     Prior to 1997, Coventry's St. Louis and Pennsylvania health plans offered members access to Coventry-owned and Coventry-staffed medical centers, as well as to networks of contracting providers. During 1997, Coventry medical centers were sold to provider systems that have contracted to provide care to our members continuing to use these centers. We expect that substantially all of our members will be served by providers contracting with us to provide the requisite medical care. Our ability to contract successfully with a sufficiently large number of providers in a given geographic market will impact the relative attractiveness of managed care products in those markets. The terms of those provider contracts also have a material impact on our medical costs and our ability to control these costs. In some of our markets, there are provider systems that have a major presence. If these provider systems refuse to contract with us, place us at a competitive disadvantage or use their market position to negotiate contracts unfavorable to us, our product offerings or profitability in these markets could be adversely affected.



     Among the medical cost control techniques we have utilized are capitation agreements with providers pursuant to which the providers are paid a fixed dollar amount per member per month, with the provider obligated to provide all of a particular type of medical service required by the members, and global capitation agreements pursuant to which a single integrated hospital-physician provider system provides substantially all hospital and medical services to a large number of members for a fixed percentage of the premium we charge with respect to those members. While these systems may shift to the contracting provider system the risk that medical costs will exceed the amounts anticipated, we will be exposed to the risks that the provider systems are financially unable or unwilling to fulfill their payment or medical care obligations under the capitation agreements or that members may prefer other providers in the market.



OPERATING RESULTS MAY NOT CONTINUE TO IMPROVE IN 1999 AND 2000, WHICH COULD NEGATIVELY AFFECT OUR EARNINGS AND THE VALUE OF YOUR INVESTMENT IN COVENTRY MAY DECLINE.



     Our operating loss in 1998 was primarily attributable to charges related to the establishment of reserves related to the bankruptcy of Allegheny Health, Education and Research Foundation, and to the relocation of our corporate headquarters. Although we have reached a settlement with respect to the bankruptcy of Allegheny Health, Education and Research Foundation and our operating results have improved, there can be no assurance that operating results will continue to improve. If we experience operating losses in 1999 and 2000, our earnings will be negatively affected and the value of your investment in Coventry may decline.



PRINCIPAL LIFE INSURANCE COMPANY AND ITS AFFILIATES MAY BE ABLE TO TAKE CONTROL OF COVENTRY, WHICH COULD ADVERSELY AFFECT YOUR SHARES OF COVENTRY COMMON STOCK.



     As a result of our acquisition of the Principal Health Care health plans, Principal Life Insurance Company owns approximately 40% of our common stock, on a fully diluted basis. Although Principal Life has agreed to a limitation on acquiring additional shares of our common stock, Principal Life has the right to acquire additional shares of our common stock in order to maintain ownership of up to 40% of our common stock, and has the right to elect at least one member of our Board of Directors for each 6% ownership of common stock until April 2003. Prior to April 2003, Principal Life has agreed to vote its shares in favor of any acquisition required to be approved by shareholders that our Board of Directors has recommended and that has been approved by a majority of shareholders other than Principal Life. After April 2003 or after a third party acquires more voting securities than those held by Principal Life, there will be no restrictions on the acquisition of our common stock by Principal Life. As a result, Principal Life, in addition to having an effective veto over transactions involving a shareholder vote (assuming it were to continue to beneficially own 40% of our common stock), could acquire over 50% of common stock and take actions requiring a shareholder vote without the need for any vote of our remaining shareholders. If Principal Life were to acquire over 50% of our common stock, it would have actual control of us and would be the majority shareholder and controlling vote in all actions involving a shareholder vote. As the majority shareholder, Principal Life could block transactions that were advantageous to our minority shareholders. The value of your investment in Coventry could decline because future investors may not consider our common stock to be an attractive investment because of the percentage of our common stock held by Principal Life.



                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US



     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Commission at the public reference room at the Commission, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information concerning the public reference room. The Commission also makes these documents available on its web site at http:\\www.sec.gov.



     We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933 relating to the common stock offered by this prospectus. This prospectus constitutes a part of the registration statement but does not contain all of the information set forth in the registration statement and its exhibits. For further information, we refer you to the registration statement and its exhibits.



     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document we have filed with the Commission. The information incorporated by reference is an important part of this prospectus and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following:



     - our annual report on Form 10-K for the fiscal year ended December 31, 1998;



     - our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1999;



     - our definitive proxy statement on Schedule 14A for our June 17, 1999 annual meeting of shareholders;



     - our current reports on Forms 8-K and 8-K/A filed April 23, 1998 and December 21, 1998, respectively, which contain a description of our common stock;



     - our current report on Form 8-K filed June 2, 1999 regarding our waiver of reinsurance and policy renewal rights under our April 1998 agreement with Principal Life in exchange for $20 million; and



     - any future filings we make with the Commission until all of the common stock offered by this prospectus has been sold by the selling shareholders.



     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

                    Coventry Health Care, Inc.
                    6705 Rockledge Drive, Suite 100
                    Bethesda, Maryland 20817
                    (telephone no. 301-581-0600, ext. 2460)
                    Attention: Lisa Toews-Daugherty, Investor Relations



     You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.



                           FORWARD-LOOKING STATEMENTS



     This prospectus and documents incorporated by reference in this prospectus contain forward-looking statements. These statements relate to future events or our future financial performance. Actual events or performance may differ materially from these statements. In evaluating the statements, you should consider various factors, including the risks outlined above in "Risk Factors."

                              SELLING SHAREHOLDERS



     The following table sets forth information with respect to the shares of Coventry's common stock owned and being offered hereby by the selling shareholders, excluding shares owned under our 401(k) Plan and our Supplemental Executive Retirement Plan:




                    NAME                SHARES OWNED PRIOR TO              SHARES
                    ----                      OFFERING                  BEING OFFERED           SHARES OWNED AFTER OFFERING
                                              --------                  -------------           ---------------------------
William J. Anthony...............                330                          330                              0
Michael P. Brady.................                105                          105                              0
Mark Calderon, M.D...............                780                          780                              0
Ronald M. Chaffin................               1149                        1,149                              0
Glenn Davis......................                575                          575                              0
Thomas A. Davis..................              7,397                          897                          6,500
Mary Kay Deighan.................                245                          245                              0
Harvey C. DeMovick...............                987                          903                             84
Eric L. Dove.....................                 78                           78                              0
Stuart M. Fishkin................                686                          186                            500
Louis Garcia.....................                474                          474                              0
Shawn M. Guertin.................              6,068                          238                          5,830
James R. Hailey..................                657                          657                              0
Davina C. Lane...................              6,439                        1,988                          4,451
J. Stewart Lavelle...............              4,789                          766                          4,023
Bernard J. Mansheim, M.D.........              1,929                          929                          1,000
James E. McGarry.................             46,464                        2,664                         43,800
Stephen H. Nolte.................                775                          775                              0
Shirley R. Smith.................              5,245                            7                          5,238
Francis S. Soistman, Jr..........              7,670                          670                          7,000
Janet M. Stallmeyer..............              1,708                          369                          1,339
John J. Stelben..................              6,471                          238                          6,233
Joseph M. Tagliareni.............                211                          211                              0
George Wheeler, Jr...............                129                          129                              0
Allen F. Wise....................            115,161                        4,198                        110,963
Dale B. Wolf.....................             45,626                          794                         44,832



     The shares being offered by the selling shareholders were received under our 1998 Performance Incentive Plan. Pursuant to the Plan, eligible employees are rewarded for their contributions to our growth and profitability with bonus payments, a portion of which may be in shares of our common stock.

                              PLAN OF DISTRIBUTION


     The shares of common stock being offered by the selling shareholders may be sold by the them from time to time in transactions on The Nasdaq Stock Market at prices then prevailing, or in negotiated transactions at negotiated prices, or a combination thereof. Coventry will not receive any proceeds from the sale of the shares by selling shareholders.


                                  LEGAL MATTERS

     The validity of the shares offered hereby is being passed upon for Coventry by Epstein Becker & Green, P.C., New York, New York.

                                     EXPERTS


     The consolidated financial statements and schedules incorporated by reference in this prospectus and in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of that firm as experts in giving those reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION


          The estimated expenses of this offering are as follows:



          S.E.C. Registration Fee...................................................................  $         46
          Accounting Fees...........................................................................         6,000
          Legal Fees and Expenses...................................................................         5,000
          Miscellaneous Expenses....................................................................         3,954
                                                                                                             -----

          Total.....................................................................................  $     15,000
                                                                                                            ======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof, Article VI of the Registrant's Charter (as amended) and Article VII of the Registrant's By-laws provide for indemnification of our directors, officers, agents and employees to the full extent permissible under
Section 145 of the Delaware General Corporation Law.


     The Registrant maintains directors' and officers' liability insurance coverage.

ITEM 16. EXHIBITS



     EXHIBIT
      NUMBER                DESCRIPTION
      ------                -----------
      2.1                   Capital Contribution and Merger Agreement dated as of November 3, 1997 by and among Coventry Corporation, Coventry Health Care, Inc., Principal
                            Mutual Life Insurance Company, Principal Holding Company and Principal
                            Health Care, Inc. (Incorporated by reference to Exhibit 2.1 to Form S-4,
                            Registration Statement No. 333-45821, of Coventry Health Care, Inc.).
      2.2                   Agreement and Plan of Merger by and among Coventry Corporation,
                            Coventry Health Care, Inc. and Coventry Merger Corporation (Incorporated
                            by reference to Exhibit 2.2 to Form S-4, Registration Statement No. 333-45821
                            of Coventry Health Care, Inc.).
      4.1                   Certificate of Incorporation of Coventry Health Care, Inc. (Incorporated by
                            reference to Exhibit 3.1 to Form S-4, Registration Statement No. 333-45821
                            of Coventry Health Care, Inc.).
      4.2                   Bylaws of Coventry Health Care, Inc. (Incorporated by reference to Exhibit
                            3.2 to Form S-4, Registration Statement No. 333-45821 of Coventry Health
                            Care, Inc.).
      4.3                   Specimen Common Stock Certificate (Incorporated reference to Exhibit 4.1 to Coventry Health Care, Inc. Form 8-K dated April 8, 1998).

      4.4                   Form of Coventry Health Care, Inc. Rights Agreement (Incorporated by
                            reference to Exhibit 4.1 to Form S-4, Registration Statement No. 333-45821
                            of Coventry Health Care, Inc.)
      4.4a                  Amendment No. 1 to Coventry Health Care, Inc. Rights Agreement
                            (Incorporated by reference to Exhibit 2 to Form 8-K/A dated December 22,
                            1998).
      *5                    Opinion of Epstein Becker & Green, P.C.
      *23.1                 Consent of Arthur Andersen LLP.
      *23.2                 Consent of Epstein Becker & Green, P.C. (included in Exhibit 5).
      *24                   Power of Attorney
-------------------
*Previously Filed



ITEM 17. UNDERTAKINGS


     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.


          (2) That, for the purpose of determining any liability under the Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     (d)  The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on the 21st day of December, 1999.


                                        COVENTRY HEALTH CARE, INC.


                                        By:   * Allen F. Wise
                                           -------------------------------------
                                                Allen F. Wise
                                           President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                          TITLE                                      DATE
                     ---------                          -----                                      ----
                  * Allen F. Wise                       President, Chief Executive Officer and     December 21, 1999
-----------------------------------------------------   Director (Principal Executive Officer)
                    Allen F. Wise

                   * Dale B. Wolf                       Executive Vice President and               December 21, 1999
-----------------------------------------------------     Chief Financial Officer
                     Dale B. Wolf                         (Principal Financial and
                                                            Accounting Officer)

               * John H. Austin, M.D.                   Director                                   December 21, 1999
-----------------------------------------------------
                 John H. Austin, M.D.

                                                        Director
-----------------------------------------------------
                  Thomas L. Blair

                  * David J. Drury                      Director                                   December 21, 1999
-----------------------------------------------------
                    David J. Drury

           * Emerson D. Farley, Jr., M.D.               Director                                   December 21, 1999
-----------------------------------------------------
             Emerson D. Farley, Jr., M.D.

                  * Thomas J. Graf                      Director                                   December 21, 1999
-----------------------------------------------------
                    Thomas J. Graf

                * Patrick T. Hackett                    Director                                   December 21, 1999
-----------------------------------------------------
                  Patrick T. Hackett

                     SIGNATURE                          TITLE                                      DATE
                     ---------                          -----                                      ----

               * Lawrence N. Kugelman                   Director                                   December 21, 1999
-----------------------------------------------------
                 Lawrence N. Kugelman

             * Rodman W. Moorhead, III                  Director                                   December 21, 1999
-----------------------------------------------------
                Rodman W. Moorhead, III

                                                        Director
-----------------------------------------------------
                Elizabeth E. Tallett


 * By:   /s/ Shirley R. Smith
      -----------------------------------------------
             Shirley R. Smith
             Attorney-in-fact